UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 27, 2005

CIRCOR INTERNATIONAL, INC.

(Exact name of registrant as specified in charter)

DELAWARE	001-14962	04-3477276
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

25 CORPORATE DRIVE, SUITE 130

BURLINGTON, MASSACHUSETTS 01803-4238

(Address of principal executive offices) (Zip Code)

(781) 270-1200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Equity Incentive Agreements

On April 27, 2005, the Shareholders of CIRCOR International Inc. (“the Company”) approved a proposal by the Company’s Board of Directors to amend and restate the 1999 Stock Option and Incentive Plan (the “1999 Plan”). The amended and restated plan is referred to as the “Amended and Restated Plan” for which both a summary and a copy were included within the information included as part of Proposal 2 in the Company’s Proxy Statement, Schedule 14A, filed with the Securities and Exchange Commission on March 25, 2005. The Amended and Restated Plan increases the maximum number of shares of Common Stock reserved and available for issuance by 1,000,000 shares to a total of 3,000,000 and makes certain other modifications to, and clarification of, the 1999 Plan.

Item 2.02. Results of Operations and Financial Condition

On April 27, 2005, We announced our financial results for the fiscal quarter ended April 3, 2005. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 2.02 of form 8-K and the attached Exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference into any registration statement or other document filed under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by special reference in such filing.

In the press release and accompanying supplemental information, the Company uses the following non- Generally Accepted Accounting Principle (“GAAP”) financial measures: free cash flow, EBIT, EBITDA, and earnings per share excluding special charges. We believe that free cash flow (defined as net cash flow from operating activities, less capital expenditures and dividends paid) is an important measure of our liquidity as well as its ability to service long-term debt, fund future growth and to provide a return to shareholders. EBIT (defined as net income; plus interest expense, net; plus provision for income taxes), EBITDA (defined as net income; plus interest expense, net; plus provision for income taxes; plus depreciation and amortization) and earnings per share excluding special chares (defined as earnings per common share, excluding the impact of special charges, net of tax) is provided because management believes these measurements are commonly used by investors and financial institutions to analyze and compare companies on the basis of operating performance. Free cash flow, EBIT, EBITDA, and earnings per share excluding special charges are not measurements for financial performance under GAAP and should not be construed as a substitute for cash flows, operating income, net income or earnings per share. Free cash flow, EBIT, EBITDA, and earnings per share excluding special charges, as we have calculated here, may not necessarily be comparable to similarly titled measures used by other companies. A reconciliation of free cash flow, EBIT, EBITDA, and earnings per share excluding special charges, to the most directly comparable GAAP financial measure is provided in the supplemental information table titled “Reconciliation of Key Performance Measures to Commonly Used GAAP Terms” which is included as an attachment to the press release.

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Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release Dated April 27, 2005

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: May 2, 2005	CIRCOR INTERNATIONAL, INC.

/S/ Kenneth W. Smith
	By:	Kenneth W. Smith
Senior Vice President, Chief Financial Officer and Treasurer

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